Exhibit 10.1

[GRAPHIC OMITTED] NORWEST BANK MINNESOTA,                       TERM LOAN AND
                  NATIONAL ASSOCIATION                          CREDIT AGREEMENT
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This Term Loan and Credit Agreement (the "Agreement") dated as of January 22,
1997 (the "Effective Date") is between Norwest Bank Minnesota, National Association (the "Bank") and The Barbers, Hairstyling for Men & Women, Inc. (the "Borrower").

BACKGROUND

The Borrower has asked the Bank to renew and increase its existing conditional revolving line of credit in the amount of $1,500,000.00, which it uses for the purpose of financing accounts receivable. Borrowings under the revolving line of credit are currently evidenced by a revolving note dated February 14, 1996 (the "1996 Revolving Note").

The Borrower has also asked the Bank to provide it with a $1,500,000.00 and a $1,000,000.00 term loan, both to be used for the purpose of purchasing 120 franchise agreements of We Care Hair Development, Inc.

The Revolving Note, Term Note A and Term Note B (all as defined below) will collectively be referred to as the "Notes". The Notes, this Agreement, and all "Security Documents" described in Exhibit B may collectively be referred to as the "Documents."

In consideration of the above premises, the Borrower and the Bank agree as follows:

 1.      LINE OF CREDIT

 1.1 LINE OF CREDIT AMOUNT. During the Line Availability Period defined below, the Bank agrees to provide a conditional revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00). THIS IS A CONDITIONAL REVOLVING LINE OF CREDIT AND EACH ADVANCE UNDER THE LINE, IF MADE, WILL BE AT THE SOLE DISCRETION OF THE BANK.

 1.2 LINE AVAILABILITY PERIOD. The "Line Availability Period" will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to June 30, 1998 (the "Line Expiration Date").

 1.3 ADVANCES. The Borrower's obligation to repay advances made under the Line will be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date and in form and content acceptable to the Bank. The Revolving Note shall replace, but shall not be deemed to satisfy, the 1996 Revolving Note. Reference is made to the Revolving Note for interest rate and repayment terms.

 2.      TERM LOAN A

 2.1 TERM LOAN A AMOUNT. The Bank agrees to provide a term loan to the Borrower in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) ("Term Loan A"). The Borrower's obligation to repay outstandings under Term Loan A will be evidenced by a promissory note ("Term Note A") dated as of the Effective Date, and in form and content acceptable to the Bank. Reference is made to Term Note A for terms relating to interest rate, repayment and other conditions governing Term Loan A.

 2.2 TERM LOAN A AVAILABILITY PERIOD. Term Loan A is available in one disbursement on the Effective Date.

 3.      TERM LOAN B

 3.1 TERM LOAN B AMOUNT. The Bank agrees to provide a term loan to the Borrower in the amount of One Million and 00/100 Dollars ($1,000,000.00) ("Term Loan B"). The Borrower's obligation to repay outstandings under Term Loan B will be evidenced by a promissory note ("Term Note B") dated as of the Effective Date, and in form and content acceptable to the Bank. Reference is made to Term Note B for terms relating to interest rate, repayment and other conditions governing Term Loan B.

 3.2 TERM LOAN B AVAILABILITY PERIOD. Term Loan B is available in one disbursement on the Effective Date.

 4.      EXPENSES

 4.1 DOCUMENTATION EXPENSE. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

 4.2 COLLECTION EXPENSES. In the event the Borrower fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower will pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

 4.3 MISCELLANEOUS EXPENSE. The Borrower agrees to reimburse the Bank for all expenses paid to third parties relating to the perfection of its security interest in collateral pledged to the Bank.

 5.      ADVANCES AND PAYMENTS

 5.1 REQUESTS FOR ADVANCES. Any Line advance permitted under this Agreement must be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be an authorized officer of the Borrower. The Bank will not consider any such request if there is an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds will be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties agree.

 5.2 PAYMENTS. All principal, interest and fees due under the Documents shall be paid in immediately available funds as contracted in this Agreement and no later than the payment due date set forth in the statement mailed to the Borrower by the Bank. Should a payment come due on a day other than a day on which the Bank is open for substantially all of its business (a "Banking Day"), then the payment shall be made no later than the next Banking Day and interest shall continue to accrue during the extended period.

 6.      SECURITY

         All amounts due under this Agreement and the Documents will be secured as provided in Exhibit A. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

 7.      CONDITIONS PRECEDENT

         The Borrower must deliver to the Bank the documents described in Exhibit A, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance under this Agreement.

 8.      REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit B. Each request for an advance under this Agreement constitutes a reaffirmation of these representations and warranties.

 9.      COVENANTS

         During the time period that credit is available under this Agreement, and thereafter until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

 9.1     FINANCIAL INFORMATION

(a) Annual Financial Statements. Provide the Bank within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the Bank, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any event of default under this Agreement, or of any event which might become such an event of default after the lapse of time or the giving of notice and the lapse of time, which has occurred and is continuing and specifying the nature and time period of its existence.

(b) Interim Financial Statements. Provide the Bank within 45 days of each fiscal quarter end, the Borrower's interim financial statements certified as correct by an officer of the Borrower and in form acceptable to the Bank.

(c) Insurance Certificates. Provide the Bank upon request, insurance certificates in form and content acceptable to the Bank, indicating the Borrower's compliance with the covenants set forth in Section 9.3(c) hereof.

(d) Notices. Provide the Bank prompt written notice of: 1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under the Documents, or 2) any event that would cause the representations and warranties contained in this Agreement to be untrue.

(e) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

 9.2     FINANCIAL COVENANTS

(a) Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $3,200,000.00 as of September 30, 1997.

         "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

(b) Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth of less than 2.0 to 1.0 as of September 30, 1997.

(c) Net Profit. Obtain a minimum after-tax net profit of $500,000.00 as of September 30, 1997.

 9.3     OTHER COVENANTS

(a) Other Liens. Refrain from allowing any security interest or lien on property it owns now or in the future, except:

                  (i)      Liens in favor of the Bank.

                  (ii) Liens for taxes not delinquent or which the Borrower is contesting in good faith.

(b) Dividends. Refrain from: 1) declaring or paying any dividends on any of its capital stock, or 2) purchasing, redeeming or otherwise acquiring any of its capital stock.

(c) Insurance. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption insurance) as is usually carried by persons engaged in the same or similar business. Such insurance must include a lender's loss payable endorsement in favor of the Bank in form acceptable to the Bank.

(d) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(e) Deposit Accounts. Maintain its principal deposit accounts with the Bank.

(f) Form of Organization and Merger. Refrain from changing its legal form of organization or consolidating , merging, pooling, syndicating or otherwise combining with any other entity. The purchase by the Borrower of the trademark and franchise agreements of We Care Hair Development, Inc. has been agreed to by the Bank and shall not be deemed a default by the Borrower under this paragraph (f).

(g) Maintenance of Properties. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(h) Books and Records. Maintain adequate books and records and refrain from making any material changes in its accounting procedures whether for tax purposes or otherwise.

(i) Compliance with Laws. Comply in all material respects with all laws applicable to its business and the ownership of its property.

(j) Preservation of Rights. Maintain and preserve all rights, privileges, charters and franchises it now has.

         These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower will be made in the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under Section 9 of this Agreement.

10.      EVENTS OF DEFAULT AND REMEDIES

10.1     DEFAULT

         Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Notes to be immediately due and payable:

(a) Default by the Borrower in the payment when due of any principal or interest due under any of the Notes and continuance for 10 days.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than 15 days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in the Documents, or any of them, excluding this Agreement, after giving effect to any applicable grace period.

(d) Default by the Borrower in any agreement with the Bank or any other lender that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank is untrue in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount in excess of $100,000.00 which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to or in excess of that amount against the Borrower or 2) remains unresolved on the 270th day following its filing.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.

(h) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

10.2     IMMEDIATE DEFAULT

         If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Notes and the Documents will become immediately due and payable without notice or demand.

10.3     SUPPLEMENTARY CROSS DEFAULT OF OTHER PROMISSORY NOTES

         The Borrower agrees that each promissory note evidencing indebtedness of the Borrower to the Bank which is not included in the definition of "Notes" stated on the first page of this Agreement or which is not otherwise documented in this Agreement, and regardless of whether delivered before or after the Effective Date, including, without limitation, the Borrower's promissory note dated June 30, 1993 in the original principal amount of $188,000.00, shall hereby be amended on a supplementary basis to provide that each such promissory note may be accelerated by the Bank in its discretion following the occurrence of any event of default agreed to in Section 10.1, or shall be accelerated and become immediately due and payable without notice by the Bank following the occurrence of any event of default agreed to in Section 10.2, which events of default and rights of acceleration are in addition to, and not exclusive of, any events of default and rights of acceleration agreed to in the promissory note itself.

11.      MISCELLANEOUS.

(a) 360 Day Year. All interest and fees due under this Agreement will be calculated on the basis of actual days elapsed in a 360 day year.

(b) GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all calculations for compliance with financial covenants will be made using generally accepted accounting principles consistently applied ("GAAP").

(c) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and not exclusive of any remedies provided by law.

(d) Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(e) Binding Effect: Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(f) Minnesota Law. This Agreement and the Documents will be governed by the substantive laws of the State of Minnesota.

(g) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(h) Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

Address for notices to Bank:      Address for notices to Borrower:

Norwest Bank Minnesota,           The Barbers, Hairstyling for Men & Women, Inc.
   National Association           300 Industrial Blvd. N.E.
55 East Fifth Street              Minneapolis, Minnesota 55413
St. Paul, Minnesota 55101

Attention: Brian J. Opp,          Attention: J. Brent Hanson,
           Vice President                    Vice President and Chief Financial
                                             Officer

NORWEST BANK MINNESOTA,           THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
   NATIONAL ASSOCIATION

BY: /s/ BRIAN J. OPP              BY:  /s/ J. BRENT HANSON
    ---------------------------        -------------------------------------
BRIAN J. OPP, VICE PRESIDENT      J. BRENT HANSON, VICE PRESIDENT AND CHIEF
                                       FINANCIAL OFFICER



                                    EXHIBIT A

                     CONDITIONS PRECEDENT TO INITIAL ADVANCE

NOTES

The Revolving Note, Term Note A and Term Note B

SECURITY DOCUMENTS

Security Agreement. A Security Agreement dated July 8, 1994 signed by the Borrower granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles. The Borrower will also execute financing statements sufficient to perfect the security interest granted to the Bank.

AUTHORIZATION

Corporate Certificate of Authority. A certificate of the Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing the Documents and containing a copy of resolutions of the Borrower's board of directors authorizing execution of the Documents and performance in accordance with the terms of the Agreement.

ORGANIZATION

Articles of Incorporation And By - Laws. A certified copy of the Borrower's Articles of Incorporation and By-Laws and any amendments, if applicable.

Certificate of Good Standing. A copy of the Borrower's Certificate of Good Standing, recently certified by the Minnesota Secretary of State.

OTHER

Arbitration Agreement. The Bank's standard form of Arbitration Agreement signed by the Bank and Borrower, subjecting to binding arbitration potential controversies between the Bank and Borrower relating to the Documents and the Agreement, as more fully described in the Arbitration Agreement.

Evidence of Insurance. Evidence that the insurance required under the Covenant Section of this Agreement is in force.



                                    EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES

Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Minnesota.

Authorization. This Agreement, and the execution and delivery of the Documents required hereunder, is within the Borrower's powers, has been duly authorized and does not conflict with any of its organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Financial Reports. The Borrower has provided the Bank with its annual audited financial statement dated September 30, 1996, and this statement fairly represents the financial condition of the Borrower as of its date and was prepared in accordance with GAAP.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes. The Borrower has paid when due all federal, state and local taxes.

No Default. There is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with ERISA and has received no notice to the contrary from the PBGC or other governmental entity.

Environmental Matters. 1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and 3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.